REVOLVING NOTE

November 10, 2014
Chicago, Illinois

$5,000,000

Each of the undersigned, for value received, jointly and severally promise to pay to the order of BARRINGTON BANK & TRUST COMPANY, NATIONAL ASSOCIATION ("Lender") FIVE MILLION DOLLARS AND 00/100 ($5,000,000), or such lesser amount equal to the aggregate unpaid principal amount of all Loans owing from the undersigned (each a "Borrower", collectively, the "Borrowers") to Lender at such time, together with all unpaid interest accrued thereon and all other fees, costs, and expenses related thereto, on the dates set forth in the Loan and Security Agreement (as defined below).

Each Borrower further promises to jointly and severally pay interest on the unpaid principal amount of each Loan from the date of such Loan until such Loan is paid in full, payable at the rate(s) and at the time(s) set forth in the Loan and Security Agreement. Payments of both principal and interest are to be made in lawful money of the United States of America.

This Note evidences indebtedness incurred under, and is subject to the terms and provisions of, the Loan and Security Agreement, dated as of November 10, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the "Loan and Security Agreement"; capitalized terms not otherwise defined herein are used herein as defined in the Loan and Security Agreement), among the Borrowers and Lender, to which Loan and Security Agreement reference is hereby made for a statement of the terms and provisions under which this Note may or must be paid prior to its due date or upon its due date accelerated.

This Note is secured by the Collateral as set forth in the Loan and Security Agreement and the Collateral Documents, and this Note and the holder hereof are entitled to all of the benefits and security provided for thereby or referred to therein, to which reference is hereby made for a statement thereof.

If a payment under this Note (principal, interest or other) is ten (10) or more days late, Borrowers will be charged, and each Borrowers agrees to jointly and severally pay immediately, a late fee of five percent (5%) of the unpaid portion of the payment. Each Borrower agrees that the damages to be sustained by Lender for the detriment caused by any late payment are extremely difficult and impractical to ascertain, and that the late fee specified in the preceding sentence is a reasonable estimate of such damages, does not constitute interest, and is not a penalty.

THIS NOTE SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

EACH BORROWER ACKNOWLEDGES AND IRREVOCABLY AGREES THAT IT SHALL BE JOINTLY AND SEVERALLY LIABLE, IN ALL RESPECTS, FOR THE PAYMENT AND PERFORMANCE OF THE LOANS, ALL OTHER OBLIGATIONS, THIS NOTE, THE LOAN AND SECURITY AGREEMENT AND THE OTHER LOAN DOCUMENTS(INCLUDING EACH OF THE OBLIGATIONS, COVENANTS AND AGREEMENTS SET FORTH THEREIN).

PERNIX GROUP, INC.

By:________________
Name: Nidal Z. Zayed
Title: CEO And President

PERNIX RE LLC

By:________________
Name: Nidal Z. Zayed
Title: President